Exhibit 10(p)

                         [JANNEY MONTGOMERY LETTERHEAD]
                             26 Broadway, 8th Floor
                            New York, New York 10084

                                  May 12, 2000

Mr. Richard K. Laird
President and Chief Executive Officer
Relm Wireless Corporation
7505 Technology Drive
West Melbourne, Florida 32904

Dear Mr. Laird:

     This letter will confirm our understanding concerning the investment banking services that Janney Montgomery Scott LLC ("JMS") will render to ReIm Wireless Corporation ("Reim" or the "Company").

     More specifically, JMS will advise and/or represent Relm commencing from the date of this letter with regard to investment, merger, acquisition and financing opportunities. Relm management will assist JMS and will cooperate with JMS in analyzing data presented, facilitating management interviews and scheduling facility visits.

     In connection with our engagement, JMS shall purchase 166,153 Warrants (see Exhibit A for terms of Warrants) at the aggregate purchase price of $100.00. JMS may receive additional fees (as mutually agreed) in connection with these ongoing investment banking services.

     Relm will reimburse JMS for its accountable travel and other accountable out-of-pocket expenses, which shall be pre-approved by the Company.

     If the foregoing correctly states our mutual understanding, please sign the enclosed copy of this letter and return it to the undersigned.

                                        Sincerely yours,

                                        JANNEY MONTGOMERY SCOTT LLC

                                        By: /s/ William J. Barrett
                                           ------------------------------
                                           William J. Barrett
                                           Senior Vice President
Accepted and Agreed to:
RELM WIRELESS CORPORATION

By: /s/ Richard K. Laird
    ------------------------------------
    Richard K. Laird
    President and Chief Executive Officer


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                                    Exhibit A

              Warrants to be issued to Janney Montgomery Scott LLC


Term:                                   5 years from the initial exercise date

Exercise Price:                         $3.25 per share of common stock

Exercise Provision:                     Each Warrant will entitle the holder to
                                        purchase one share of common stock and
                                        shall be exercisable at the earlier of
                                        (a) the approval by shareholders at the
                                        next annual meeting of shareholders of a financing plan developed by the Company and JMS, or (b) September 16, 2000.

Anti-Dilution:                          Similar to the anti-dilutive provisions
                                        contained in the 8% Convertible
                                        Subordinated Promissory Notes due
                                        December 31, 2004, issued by the Company in March, 2000 (the "Debentures").

Aggregate Purchase Price
of Warrants:                            $100.00

Registration Rights:                    The Company agrees to register the
                                        Warrants and the common stock underlying the Warrants at the Company's expense concurrently with the registration of the common stock underlying the
                                        Debentures and maintain the
                                        effectiveness of such registration for a period of two years from the issuance date of the Warrants.